EXHIBIT 7.2

                             Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to a joint filing with all the Ashmore Parties (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the shares of common stock of Hungarian Telephone and Cable Corp., par value $0.001 per share, and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

In witness whereof, the undersigned hereby execute this Agreement this 20th day of October, 2003.

                                      /s/  Tim Davis
                                      -------------------------
                                      Name: Tim Davis
                                      Title: General Counsel

                                      On behalf of:
                                      Ashmore Investment Management Limited



                                      /s/  Mark Coombs
                                      -------------------------
                                      Name:  Mark Coombs
                                      Title:  Director

                                      On behalf of:
                                      Ashmore Group Limited
                                      Ashmore Investments (UK) Limited



                                      /s/  Nigel Carey
                                      -------------------------
                                      Name: Nigel Carey
                                      Title: Director

                                      On behalf of:
                                      Ashmore Management Company Limited
                                      Ashmore Global Special Situations Fund
                                      Asset Holder PCC No. 2 Limited
                                       re: Ashmore Emerging Economy Portfolio